UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 745-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Hyperion Therapeutics, Inc., a Delaware corporation (the “Company”), on March 30, 2015, the Company entered into an Agreement and Plan of Merger, dated March 29, 2015 (the “Merger Agreement”), with Horizon Pharma, Inc., a Delaware corporation (“Parent”), and Ghrian Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on April 9, 2015, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.0001 par value per share, of the Company (the “Shares”), for $46.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated April 9, 2015 (as amended or supplemented), and the related letter of transmittal.

The Offer expired at 12:01 a.m. (New York City Time) on May 7, 2015 (the “Expiration Date”). Computershare Trust Company, N.A., the depositary for the Offer, advised Parent and Purchaser that, as of the Expiration Date, a total of 18,522,306 Shares had been validly tendered and not properly withdrawn pursuant to the Offer (not including Shares tendered pursuant to notices of guaranteed delivery which had not been delivered to the depositary prior to the Expiration Date), which tendered Shares represented approximately 86% of the outstanding Shares on a fully diluted basis. On May 7, 2015, Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Date and made payment for such Shares.

On May 7, 2015, as a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”) without a vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, following consummation of the Offer, Parent and Purchaser effected the Merger pursuant to Section 251(h) of the DGCL with no stockholder vote required to consummate the Merger. In the Merger, each Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly-owned subsidiaries and (iii) Shares owned by stockholders who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Shares) was converted into the right to receive the Offer Price, at the Effective Time. At the Effective Time, the Company became a wholly-owned subsidiary of Parent and the name of the Company was changed to “Horizon Therapeutics, Inc.” As a result, a change of control of the Company occurred.

Each Company stock option (“Option”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested and exercisable effective immediately prior to the Effective Time. At the Effective Time, each Option that was then outstanding and unexercised was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Company Option.

Each Company restricted stock unit (“RSU”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested effective immediately prior to the Effective Time. At the Effective Time, each RSU that was then outstanding was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of such fully vested RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On May 7, 2015, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the NASDAQ was suspended prior to the opening of trading on May 8, 2015. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Parent and, accordingly, a change in control of the Company occurred. The disclosure contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, Timothy P. Walbert and Paul W. Hoelscher, the directors of Purchaser, became the directors of the Company and the President and Chief Executive Officer and Chief Financial Officer and Secretary of the Company, respectively. Additionally, Jeffrey W. Sherman and Robert F. Carey, became Executive Vice President and Chief Marketing Officer and Executive Vice President and Chief Business Officer of the Company, respectively. In connection therewith, each of Don J. Santel, Jeffrey S. Farrow, James I. Healy, Theodore R. Shroeder, Bo Jesper Hansen, Jake R. Nunn, Bijan Salehizadeh, Daniel G. Welch and Lota S. Zoth ceased service as directors and from all committees of the Board on which such directors served, effective as of the Effective Time.

In accordance with the terms of the Merger Agreement, the directors of Purchaser at the Effective Time were appointed as directors of the Company from and after the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended or restated, and its bylaws, as amended or restated, were each amended and restated in their entirety at the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2015, among Parent, Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on April 9, 2015).

3.1	Amended and Restated Certificate of Incorporation of Horizon Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Horizon Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015

HYPERION THERAPEUTICS, INC.

By:	/s/ Paul W. Hoelscher
Name:	Paul W. Hoelscher
Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2015, among Parent, Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on April 9, 2015).

3.1	Amended and Restated Certificate of Incorporation of Horizon Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Horizon Therapeutics, Inc.